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                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-61230, 333-24063, 333-24067, 333-24069,
333-48793, 333-48791, 333-91053) and Form S-3 (File No. 333-59203) of URS
Corporation of our report dated December 18, 2001 relating to the financial statements, which appears in this Current Report on Form 8-K dated November 15, 2002.


San Francisco, California                  /s/ PricewaterhouseCoopers LLP
November 15, 2002